Exhibit 10.4

**Date:** April 1, 2022

**Landlord Name:** Cheung King Yuen

**Tenant Name:** Here We Seoul Limited

**Address:** House F2, 222 Tai Mei Tuk, Tai Po

This agreement is made on April 1, 2022, by the following parties:

1) Cheung King Yuen (holder of a Hong Kong Identity Card, hereinafter referred to as “Landlord”); and

2) Here We Seoul Limited (holder of Business Registration Certificate No. 62462977-005-12-20-5, hereinafter referred to as “Tenant”).

### 1. Both parties agree as follows:

a. The Landlord rents out and the Tenant leases the entire premises located at House F2, 222 Tai Mei Tuk, Tai Po (hereinafter referred to as “the Premises”), along with the rights to use all common areas, public passages, entrances, staircases, elevators, and pathways belonging to the building (hereinafter referred to as “the Building”) that the Landlord and other persons with similar rights jointly use, as well as all easements and rights attached to the Premises and the furniture and equipment listed in Schedule 1 of this agreement (if any, hereinafter referred to as “the Furniture”). The lease term is as detailed in Clause 1b of this agreement, and the rent is as detailed in Clause 1c of this agreement

b. This agreement is for a term of 3 years, from April 1, 2022, to March 31, 2025, inclusive of both dates (hereinafter referred to as “the Lease Term

c. During the Lease Term, the Tenant shall pay the Landlord a monthly rent of HKD 38,000 (hereinafter referred to as “the Rent”), which includes/excludes management fees and rates [please delete as applicable

### 2. During the Lease Term, the Tenant agrees as follows:

a.

i. During the Lease Term, on or before the 1st day of each calendar month, to pay the Rent in advance to the Landlord in a manner specified by the Landlord from time to time;

ii. To pay all management fees and service charges that the owner or occupant of the Premises must pay according to the Deed of Mutual Covenants and Management Agreement (if any) of the Building;

~~(If management fees are paid by the Landlord~~, please delete this clause;

~~(If  rates are paid by the Landlord~~, please delete this clause

b. To pay all utility fees for the Premises, including water, gas, electricity, and telephone charges, as well as the deposits required for such utilities, and to pay any other similar charges applicable to the Premises

c. To use the Premises solely as a private residence and as a single dwelling for the Tenant, their immediate family members, and any other persons approved by the Landlord

d. Not to commit or permit any act or thing that violates any terms or conditions contained in the government lease or grant conditions under which the Government obtained and holds the land on which the Building is situated

e. To comply with all regulations, rules, orders, and provisions of the government or any other competent authority related to the use and occupation of the premises

f. To abide by and fulfill all covenants, terms, and provisions contained in the deed, deed of mutual covenants (if any), management agreement (if any), or house rules (if any) regarding the building and the premises, as well as all rules, regulations, and orders set forth by the management or owners’ incorporated association of the building

g. Not to use or permit the premises or any part thereof to be used for any illegal or immoral purposes

h. To maintain and keep the interior of the premises in good and habitable condition, including all fixtures and fittings belonging to the owner and any furniture (if any), except for normal wear and tear or damage caused by inherent defects

i. Not to make any alterations, demolitions, or additions to the premises without the prior written consent of the owner, nor conduct any works that might obstruct the condition of the premises or the electrical or plumbing systems, but the owner shall not unreasonably withhold such consent

j. Not to do or permit any act or thing that may disturb, annoy, harass, or unlawfully interfere with the owner or other tenants or occupants of the building or neighboring buildings

k. Not to assign, transfer, sublet, or surrender possession of the premises or any part thereof, nor enter into any arrangement that would allow any person not a party to this agreement to have possession and use of the premises

l. To allow the owner and all authorized persons to enter the premises at any reasonable time to inspect the condition of the premises, inventory the fixtures and fittings within, or carry out any repairs that the owner is obligated to perform under this agreement, provided that the owner gives reasonable verbal or written notice to the tenant in advance (emergency situations are exempt from this requirement

m. To allow the owner and any authorized person to show the premises or any part thereof to prospective tenants or buyers at any reasonable time within the last three months of the lease term, provided that the owner gives reasonable verbal or written notice to the tenant in advance

n. Upon expiration or early termination of this agreement, to hand over the premises in good condition without causing any disturbance, including all fixtures and fittings belonging to the owner and any furniture (if any), except for normal wear and tear or damage caused by inherent defects

o. Upon expiration or early termination of this agreement, to restore the premises to their original condition as at the start of this agreement, and to remedy any damage caused by the tenant making or removing any alterations, additions, or works at the premises, whether with or without the owner’s consent

p. To repair or replace at the tenant’s own expense any furniture that has been damaged due to the tenant’s negligence, omission, or oversight (normal wear and tear or damage caused by inherent defects is excluded). If any furniture needs to be replaced, unless otherwise agreed between the owner and the tenant, the replacement must be of the same brand and model or of equivalent quality as the damaged furniture

*If the owner has not provided any furniture, please delete this clause

3. During the lease period, the owner agrees to the tenant as follows

a.

i. To pay all land rent and property taxes that the government may levy on the premises

ii. ~~(if the management fee is to be paid by the tenant,~~ please delete this clause

iii. ~~(If the rates are to be paid by the tenant,~~ please delete this clause

b. Provided that the tenant pays the rent according to this agreement and properly complies with and performs all the terms of this agreement, the tenant may peacefully hold and enjoy the premises during the lease period without disturbance from the owner

c. To keep the external and structural parts of the premises in good condition, but the owner shall not be liable for any legal responsibility unless and until the tenant gives written notice to the owner of any defects or repair needs in the premises, and the owner fails to take reasonable steps for the relevant repairs and corrections after a reasonable time has passed from the receipt of such notice

4. During the lease period, both parties further agree as follows

a. Upon signing this agreement, the tenant shall pay the owner a deposit of HKD 76,000 [Deposit Amount] to guarantee the tenant’s proper compliance with and performance of the terms of this agreement (hereinafter referred to as “the Deposit

b. If the tenant fails to pay the full or partial rent or any amount due under this agreement within 15 days from the due date (regardless of whether a legal or formal demand has been made), or if the landlord suffers any loss or damage or incurs any expenses due to the tenant’s breach of any term of this agreement, the landlord shall deduct any outstanding amounts or any losses, damages, and expenses incurred by the landlord from the deposit. This shall not affect the landlord’s right to claim any further damages or any other rights or remedies the landlord has regarding the tenant’s non-payment or breach of this agreement. Once the deduction is made, the tenant shall immediately deposit the deducted amount with the landlord to ensure that the deposit remains at the amount of Hong kong dollars (please refer to section 4a for the urgent deposit requirement

c. When this agreement expires or is terminated early, provided that the tenant has no outstanding rent or payments and has not breached any terms of this agreement, the landlord shall return the deposit (or the remaining balance after any deductions made by the landlord in accordance with this agreement) to the tenant within 14 days from the time the tenant returns the premises (including any furniture, if applicable) to the landlord or at the time the tenant has fully settled any outstanding amounts due under this agreement (whichever is later), without interest

d. If the tenant fails to pay the full or partial rent or any amount due under this agreement within 15 days from the due date (regardless of whether a legal or formal demand has been made), or if the tenant breaches any term of this agreement, or if the tenant becomes bankrupt, or if the tenant’s furniture or movable property is subject to any seizure or enforcement action, the landlord has the right to recover the premises at any time after the occurrence of any of the aforementioned events, and this agreement shall be completely terminated, without affecting the landlord’s rights or remedies regarding the tenant’s breach of any terms of this agreement

e. If the premises are subject to a valid mortgage or charge, the consent of the mortgagee or chargee must be obtained before this agreement is made. If the landlord does not obtain such consent and as a result, the mortgagee or chargee takes action to recover possession of the premises, the tenant has the right to issue a notice to terminate this agreement, and the landlord shall return the deposit to the tenant within 7 days after the termination of this agreement, without interest, and shall indemnify the tenant for all legal costs, claims, damages, and expenses (including relocation costs) incurred by the tenant due to the aforementioned recovery of possession or termination of this agreement

f. If the landlord serves a notice to the tenant or leaves a notice at the premises indicating that the landlord is exercising the right to recover the premises, this constitutes a full and complete exercise of that power, without the need to physically enter the premises

g. For the purposes of this agreement, any actions, omissions, negligence, or defaults of the tenant’s guests, visitors, employees, agents, licensees, or invitees shall be deemed to be the actions, omissions, negligence, or defaults of the tenant

h. The stamp duty payable in respect of this agreement and any related agreements shall be borne equally by both the landlord and the tenant

i.  This agreement supersedes all prior negotiations, representations, understandings, and agreements between the parties. This agreement constitutes the complete agreement between both parties regarding the rent for the premises.

j.  Unless the context indicates otherwise, any word referring to the singular also refers to the plural, and vice versa, and any term referring to any gender also generally refers to all genders.

k. Please delete as applicable.

**Appendix referred to above

**Part One

**Furniture

List the furniture provided by the landlord to the tenant:

[For example: one split-type air conditioner, one washing machine, one refrigerator

*Or

*None

*Please delete as applicable

**Part Two

**Additional Terms Agreed by Both Parties

5. Even if this agreement contains any contrary provisions, both parties agree that during the lease term, either the landlord or the tenant has the right to terminate this agreement early by giving the other party a notice of not less than [specify number of months] months to indicate the intention to terminate this agreement early, or by paying the other party an amount equal to [specify number of months] months’ rent as compensation for the notice, but neither party may terminate this agreement under this clause before [specify year, month, day]. On the day the above notice period expires or on the day the above compensation is paid (hereinafter referred to as the “Early Termination Date”), this agreement will be fully stopped and terminated, without prejudice to any claims, rights, or remedies either party may have against the other for breach of this agreement (if any). On the Early Termination Date, the tenant must return the vacant premises to the landlord in accordance with this agreement.

[Please delete as applicable.]

*If both parties do not reach an agreement on the mid-term termination clause of this lease or the Early Termination Date, please delete Part Two of this appendix and Clause 4k

*Signed by the landlord holding a Hong Kong Identity Card, No. R375001(8)*

___________________Signature:

Cheung King Yuen

Landlord’s signature

*Received HKD 76,000 as a deposit paid by the tenant to the landlord.*

___________________Signature:

Cheung King Yuen

Landlord’s signature

*Signed by the tenant (holding Hong Kong Business Registration No. 62462977-005-12-20-5):*

Here We Seoul Limited

Tenant’s signature_______________

*Received from the landlord the keys to the premises__ (number of keys).*

Here We Seoul Limited

Tenant’s signature____________________